                                                                     EXHIBIT 5.2


                       [ARMSTRONG & TEASDALE LETTERHEAD]



                               February ___, 1999



Entertainment Properties Trust
1200 Main Street
Suite 3250
Kansas City, MO 64105


     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as counsel to Entertainment Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration of 1,000,000 common shares of beneficial interest (the "Shares"), covered by the above-referenced Registration Statement (together with all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act") including the prospectus contained in the Registration Statement (as amended or supplemented, the "Prospectus") in connection with the Company's Dividend Reinvestment and Direct Share Purchase Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used shall have the meaning assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively referred to as the "Documents"):

     1. The Registration Statement, including the form of prospectus included therein, in the form in which it was filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act;

     2. The Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the "DAT");

     3.   The Bylaws of the Company;

                                                                Attorneys at Law

[ARMSTRONG TEASDALE LLP LOGO]


February ___, 1999
Page 2

     4. Minutes of Special Meeting of the Board of Trustees of the Company approving the sale, issuance and registration of the Shares.

     5.   A certificate of the DAT as to the good standing of the Company; and

     6. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing the Registration Statement, whether on behalf of himself or any other person, is legally competent to do so.

     2. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed, existing and in good standing under the laws of the State of Maryland.

     2. The Shares are duly authorized and, when issued and delivered in accordance with the resolutions of the Board of Trustees authorizing their issuance and the terms of the Plan as summarized in the Prospectus, will be validly issued, fully paid and nonassessable.

                                                                Attorneys at Law

[ARMSTRONG TEASDALE LLP LOGO]


February ___, 1999
Page 3



     Members of our firm are admitted to practice in the State of Maryland. The foregoing opinion is limited to the Statutes of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                     Very truly yours,

                                                     Armstrong Teasdale LLP